                               LICENSE AGREEMENT

     This LICENSE AGREEMENT (the "Agreement") is made as of this 1st day of November, 1996, by and between the Arizona Board of Regents, acting for and on behalf of The University of Arizona, Tucson, Arizona 85721 ("LICENSOR"), and IgX Corp., a Delaware corporation having a principal address at 17197 North Laurel Park Drive, Suite 540, Livonia, Michigan 48152 ("IgX").

     WHEREAS, LICENSOR represents that F. Javier Enriquez, M.D., Ph.D., an employee of LICENSOR, is the inventor (the "Inventor") who has submitted to LICENSOR the following disclosures (each of which are attached as Exhibit "A" hereto and a portion of which constitute the "INVENTION" as defined in Exhibit "A"): (i) UA1524, Therapeutic Monoclonal IgA Antibodies to Cryptosporidium Antigens of 500KDa and Less Than 1,000KDa; (ii) UA1525, Anti-GP23 Antigen Monoclonal IgA Antibodies for Treatment of Cryptosporidiosis, G9H4 and H8H2 and (iii) UA1526, Monoclonal IgA Antibody 1B8 Directed to Cryptosporidium 200KDa Antigen;

     WHEREAS, LICENSOR has the right to make, use, sell and grant licenses under the INVENTION as defined herein, and LICENSOR wishes to have the INVENTION utilized for the public interest; and

     WHEREAS, IgX wishes to obtain a license to make, use, sell and distribute the INVENTION under the FIELD OF USE (as defined herein) and upon the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, IgX and LICENSOR agree as follows:

1.   DEFINITIONS

     For the purposes of this Agreement, and solely for that purpose, the terms hereinafter set forth shall be defined as follows:

     1.1. "INVENTION" shall mean the invention as described in Exhibit "A." INVENTION shall be defined to also include any patent applications filed by IgX in the name of F. Javier Enriquez, M.D., Ph.D., as well as any and all rights, modifications, derivatives and/or enhancements arising therefrom or relating thereto (collectively, the "Patent Rights"). INVENTION(S) hereunder shall be limited to devices, processes, compositions or products for treatment of human patients, and shall specifically exclude any devices, processes, compositions or products for treatment of animals within the field of veterinary science.

     1.2. "LICENSED PRODUCT(S)" shall mean monoclonal antibodies or treatments derived from the INVENTION as described in Exhibit "A" that are within the FIELD OF USE, as defined in Paragraph 1.5.

     1.3. "TECHNICAL INFORMATION" shall mean technical information and know-how relating to the preparation of LICENSED PRODUCT(S).

     1.4. "REGULATOR" shall mean the government-approved regulatory body, committee, agency or other organization which by law has the power to approve the sale of the INVENTION for human therapeutic use within each country in the world.

     1.5. "FIELD OF USE" shall mean the use of the INVENTION for REGULATOR-approved human therapeutics in the treatment of cryptosporidiosis in humans. FIELD OF USE shall be defined to also include any and all proposed uses derived from and/or relating to the Patent Rights. Notwithstanding the foregoing, the FIELD OF USE hereunder shall be limited to devices, processes, compositions or products for treatment of human patients, and shall specifically exclude any devices, processes, compositions or products for treatment of animals within the field of veterinary science.

     1.6. "FIRST COMMERCIAL SALE" means the initial transfer by IgX or its SUBLICENSEE(S) of LICENSED PRODUCT(S) in exchange for cash or some equivalent to which value can be assigned for the purpose of determining NET SALES.

     1.7. "NET SALES" means the total gross receipts for sales of LICENSED PRODUCT(S) by IgX, its SUBLICENSEE(S) or its AFFILIATES, and from leasing, renting or otherwise making LICENSED PRODUCT(S) available to others without sale or other dispositions, whether invoiced or not, less returns and allowances actually granted, freight out, taxes or excise duties imposed on the transaction (if separately invoiced) and wholesaler and cash discounts in amounts customary in the trade. No deductions shall be made for commissions paid to individuals, whether they be with independent sales agencies or regularly employed by IgX or its AFFILIATES, and on their payroll, or for the cost of collections.

     1.8. "NET SALES PRICE" means the NET SALES divided by the quantity of LICENSED PRODUCT(S) sold. In the event the LICENSED PRODUCT(S) is sold as part of a kit, or in combination with other products not covered by this Agreement (such as detection systems), the NET SALES PRICE for such products which contain the LICENSED PRODUCT(S) will be calculated as B * (A/B), where A is the gross sales price of an equivalent unit of LICENSED PRODUCT(S) sold separately, less allowances, and B is the gross sales price of the kit or combination of products in which the LICENSED PRODUCT(S) is included less allowances.

     1.9. "AFFILIATE" means any corporation or other business entity controlled by, controlling or under common control with IgX. For this purpose, "control" means direct or indirect beneficial ownership of at least fifty percent (50%) of the voting stock, or at least fifty percent (50%) interest in the income of such corporation or other business.

2.   LICENSE

     2.1. LICENSOR hereby grants to IgX and IgX hereby accepts from LICENSOR, upon the terms and conditions herein specified, an exclusive, worldwide and non-assignable (except as herein specified) license under the INVENTION to test, evaluate and develop the LICENSED PRODUCT(S) in the FIELD OF USE covered hereby and to make, have made, use and sell the LICENSED PRODUCT(S) during the term of this Agreement, and during the term of any extension thereof, unless sooner terminated as herein provided (the "License"). LICENSOR also grants to IgX under the terms of the License the right to use the TECHNICAL INFORMATION to test, evaluate and develop the LICENSED PRODUCT(S).

     2.2. LICENSOR hereby grants to IgX and IgX hereby accepts from LICENSOR, upon terms and conditions herein specified, the right to extend the License granted hereunder to its sublicensee(s) ("SUBLICENSEE(S)"). IgX shall promptly notify LICENSOR in writing at the time of each sublicense ("SUBLICENSE") and shall provide LICENSOR with a copy of each SUBLICENSE. IgX may negotiate such terms as it chooses for each SUBLICENSE, provided that LICENSOR shall receive a royalty for all sales made by SUBLICENSEE(S) as provided for in Section 3.1 below.

     2.3. If IgX shall so notify LICENSOR in advance thereof in writing, any SUBLICENSEE(S) to whom the License shall have been extended pursuant to Paragraph 2.2 hereof may make the reports and royalty payments specified in Paragraph 3.1 hereof directly to LICENSOR on behalf of IgX; otherwise, such reports and payments on account of sales by such SUBLICENSEE(S) shall be made by IgX.

     2.4. LICENSOR retains a non-exclusive, royalty-free, irrevocable license to make, have made and use the INVENTION and LICENSED PRODUCT(S) for its own use.

     2.5. The exclusive License of Paragraph 2.1 shall be effective as of the execution of this Agreement, and shall be for an initial term of twenty (20) years from the date of the FIRST COMMERCIAL SALE, and said License shall be renewable for two additional ten (10) year periods at the discretion of IgX, subject to the provisions of Articles 4 and 5 of this Agreement.

     2.6. Outside the scope of the License between LICENSOR and IgX, no other, further or different license of right, and no further power to sublicense, is hereby granted or implied.

3.   ROYALTIES, RECORDS AND REPORTS

     3.1. During the term of this Agreement, unless sooner terminated, IgX shall pay to LICENSOR, in the manner hereinafter provided, earned royalties at the rate of five percent (5%) of the NET SALES PRICE of all LICENSED PRODUCT(S) sold by IgX and its SUBLICENSEE(S), anywhere in the world.

     3.2. LICENSED PRODUCT(S) shall be considered sold when sold or invoiced, and if not sold or invoiced, when delivered to a third party.

     3.3. IgX shall be responsible for the performance hereunder of all obligations including payment of royalties, keeping of records and reporting by IgX and any SUBLICENSEE(S) to whom the License shall have been extended pursuant to this Agreement.

     3.4. So long as this Agreement remains in force, IgX shall deliver to LICENSOR, within sixty (60) days after the first day of January, April, July and October of each year, a true and accurate report, giving such particulars of the business conduct by IgX and its SUBLICENSEE(S) during preceding three
(3) months under this Agreement as are necessary to accurately account for sale subject to royalties under this Agreement. Each report shall include, but not be limited to, information about production, inventory on hand, marketing efforts and sales.

     3.5. Simultaneously with the delivery of each report required by the preceding Paragraph 3.4, IgX shall pay to LICENSOR the net royalties and any other such payment due under this Agreement for the period covered by such report. If no royalties are due, it shall be so reported.

     3.6. All payments from IgX to LICENSOR shall be in U.S. dollars. The rates of exchange for such payments shall be midpoint between the buying and selling rates for U.S. dollars as quoted by the Chase Manhattan Bank in New York, New York at the close of business on the last business day preceding the date payment is due.

     3.7. In case of any delay in payment by IgX to LICENSOR not occasioned by force majeure, interest at the rate of one percent (1%) per month, assessed from the thirty-first (31st) day after the due date of said payment, shall be due by IgX without special notice.

     3.8. Royalties shall accrue in accordance with this Agreement, upon the FIRST COMMERCIAL SALE.

     3.9. Royalties payable in connection with the sale of a LICENSED PRODUCT(S) under Paragraph 2.2 and Paragraph 3.1 shall be reduced by an amount of royalties actually paid by IgX or such SUBLICENSEE(S) to any non-affiliated third party in connection with the licensing of additional patent rights or know-how necessary to make, use or sell LICENSED PRODUCT(S); provided, however, that in no event shall the royalties payable to LICENSOR be less that three percent (3%) of the net sales of such LICENSED PRODUCT(S).

     3.10. IgX shall keep full, true and accurate books of account containing all particulars which may be necessary for the purpose of showing the amount payable to LICENSOR by way of royalty as aforesaid or by way of any other provision hereunder. Said books of account shall be kept at IgX's principal place of business. Said books and supporting data shall be open at all reasonable times, for three (3) years following the end of the calendar year to which they pertain, to inspection by LICENSOR for the purpose of verifying IgX's royalty statements, or IgX's compliance in other respects with this Agreement.

     3.11. IgX also agrees to make a written report to LICENSOR within ninety
(90) days after the date of termination of this Agreement, stating in such report the number, description and NET SALES of all products made, sold or otherwise disposed of and upon which royalties are payable hereunder but which were not previously reported to LICENSOR. IgX shall also continue to make quarterly reports pursuant to the provisions of Paragraph 3.4 of all gross income received from leasing, renting or otherwise making products available to others without sale or other disposition transferring title in the case of transactions entered into prior to such termination.

4.   PERFORMANCE

     4.1. IgX shall use its best efforts to commence and maintain regular commercial production and sale of LICENSED PRODUCTS(S) in the FIELD OF USE and shall report such efforts in accordance with the provisions of Paragraph 3.4. IgX agrees to support the Research Plan attached hereto as Exhibit "B," which describes the work yet to be done by LICENSOR to further develop the INVENTION for IgX, so that IgX might identify further actions which may be necessary to achieve regulatory submission and approval to make the FIRST COMMERCIAL SALE. At the end of this period, but no later than eighteen (18) months from the date of this Agreement, IgX will provide a milestone schedule of development and licensed products and regulatory submission. This time period may be extended by mutual agreement of both parties.

     4.2. IgX and LICENSOR agree to cooperate to ensure the quality of LICENSED PRODUCT(S) before LICENSED PRODUCTS(S) are first offered for sale in a commercial transaction and periodically thereafter. IgX shall provide samples of LICENSED PRODUCT(S) so that LICENSOR can determine through mutually agreed upon laboratory protocols the activity of LICENSED PRODUCT(S). In the event LICENSED PRODUCT(S) supplied by IgX are not active or are otherwise defective, IgX and LICENSOR will cooperate to produce active LICENSED PRODUCT(S) and/or to correct any defects in the LICENSED PRODUCT(S). If for any reason IgX does not maintain activity and/or correct defects in LICENSED PRODUCT(S), LICENSOR has the right to take action under the provisions of Paragraph 5.2 of this Agreement.

5.   TERMINATION

     5.1. If IgX shall become bankrupt or insolvent and/or if the business of IgX shall be placed in the hands of a receiver, assignee or trustee, whether by voluntary act of IgX or otherwise, this License will be deemed to have automatically terminated as of a date seven (7) days prior to that event; provided, however, that such termination shall not terminate any obligations which may have accrued prior thereto.

     5.2. Notwithstanding the provisions of Paragraph 5.1, upon any breach or default under this Agreement by IgX, LICENSOR may terminate this License by ninety (90) days written notice by registered mail to IgX. Said notice shall become effective at the end of said period, unless during said period IgX shall cure any breach or default and notify LICENSOR thereof.

     5.3. IgX may terminate this license at any time upon ninety (90) days written notice by registered mail to LICENSOR.

     5.4. Upon termination of this License for any reason, all rights granted hereunder shall revert to LICENSOR for the sole benefit of LICENSOR.

     5.5. Termination of this License shall terminate all SUBLICENSE(S) made by IgX hereunder, at the option of LICENSOR.

     5.6. IgX's responsibilities and obligations to report to LICENSOR and pay royalties to LICENSOR as to any LICENSED PRODUCT(S) produced or sold by IgX or its SUBLICENSEE(S) under this Agreement prior to termination or expiration hereof shall survive such termination or expiration.

6.   ASSIGNMENT

     6.1. This Agreement may not be assigned by either party without the prior written consent of the other party; provided, however, that IgX may assign this Agreement to any AFFILIATE of IgX, or to any purchaser or transferee of all or substantially all of IgX's business upon prior written notice to LICENSOR. LICENSOR agrees not to assign any of its rights or obligations under this Agreement to any other party without first obtaining IgX's written approval.

     6.2. All of the terms, covenants and conditions of this Agreement shall be binding upon and inure to the benefit of and shall apply to the respective heirs, executors, administrators, successors, assigns and legal representatives of the parties, except as provided for in Paragraph 5.1.

7.   SEVERABILITY

     7.1. Should any part or provision of this Agreement be unenforceable or otherwise in conflict with or in violation of the law of any jurisdiction, the remainder of this Agreement shall remain binding upon the parties.

8.   NEGATION OF WARRANTIES

     8.1. Nothing in this Agreement shall be construed as a warranty or representation that anything made, used, sold or otherwise disposed of under any license granted in this Agreement is or will be free from infringement of patents of third parties.

     8.2. LICENSOR makes no representation other than those specified in this Agreement. LICENSOR makes no express or implied warranties of merchantability or fitness for any particular purpose of LICENSED PRODUCT(S).

9.   ARBITRATION

     9.1. The parties agree that any dispute arising under this Agreement involving the sum of Thirty Thousand Dollars ($30,000) or less in money damages only shall be resolved by arbitration pursuant to the Arizona Uniform Rules of Procedure for Arbitration. The decision of the arbitrator(s) shall be final.

10.  INDEMNIFICATION

     10.1. IgX agrees to indemnify and hold harmless LICENSOR, LICENSOR's employees or agents from and against any and all claims, damages and liabilities asserted by third parties, both government and private, arising from IgX's sale of LICENSED PRODUCT(S) to ultimate consumers and their use thereof, except that IgX shall not indemnify LICENSOR, LICENSOR's employees or agents for any claims, damages or liability resulting from the negligence of any of them.

11.  NONDISCRIMINATION

     11.1. The parties agree to be bound by applicable state and federal rules governing equal employment opportunity and nondiscrimination.

12.  STATE OBLIGATION

         12.1. The parties recognize that the performance by the Arizona Board of Regents for and on behalf of LICENSOR may be dependent upon the appropriation of funds by the State Legislature of Arizona. Should the Legislature fail to appropriate the necessary funds or if LICENSOR's appropriation is reduced during the fiscal year, the Arizona

Board of Regents may reduce the scope of this Agreement if appropriate or cancel this Agreement without further duty or obligation. The Arizona Board of Regents agrees to notify other party(ies) as soon as reasonably possible after the unavailability of said funds comes to its attention.

13.  CONFLICT OF INTEREST

     13.1. This Agreement is subject to Arizona Revised Statutes ' 38-511 and the State of Arizona may cancel this Agreement if any person significantly involved in negotiating, drafting, securing or obtaining this Agreement for or on behalf of the Arizona Board of Regents becomes an employee in any capacity of any other party or a consultant to any other party with reference to the subject matter of this Agreement while the Agreement or any extension hereof is in effect.

14.  GENERAL

     14.1. IgX shall not use the name of the Inventor, or any institution with which he has been or is connected, or the adaption of any of them, in any advertising, promotional or sale literature, without prior written consent obtained from LICENSOR in each case.

     14.2. Any notice required or permitted to be given by this Agreement shall be given postpaid first class certified mail, unless otherwise stated:

To IgX:                    Albert J. Henry, Chairman
                           IgX Corp.
                           17197 North Laurel Park Drive, Suite 540
                           Livonia, Michigan 48152

With a copy to:            June Knaudt
                           IgX Corp.
                           c/o: Henry & Co.
                           4370 La Jolla Village Drive, Suite 400
                           San Diego, California 92122

To LICENSOR:               Janet M. Hornung, Director
                           Sponsored Projects Services
                           The University of Arizona
                           888 North Euclid Avenue, #510
                           P.O. Box 210158
                           Tucson, Arizona 85721-0158

With a copy to:            Rita C. Manak, Ph.D., Director
                           Office of Technology Transfer

                           The University of Arizona
                           888 North Euclid Avenue, #515
                           P.O. Box 210158
                           Tucson, Arizona 85721-0158

and                        F. Javier Enriquez, M.D., Ph.D.
                           Associate Professor
                           Department of Veterinary Science
                           The University of Arizona
                           Building 90, Room 202
                           Tucson, Arizona 85721

Such addresses may be altered by written notice. If no time limit is specified for a notice required or permitted to be given under this Agreement, the time limit shall be twenty (20) full business days, not including the day of mailing.

     14.3. This Agreement, and its effect, is subject to and shall be construed in accordance with the laws of the State of Arizona.

     14.4. The parties to this Agreement recognize and agree that each is operating as an independent contractor and not as an agent of the other.

     14.5. The captions herein are for convenience only and shall not be deemed to limit or otherwise affect the construction thereof.

     14.6. Any waiver by either party of the breach of any term or condition of this Agreement will not be considered as a waiver of any subsequent breach of the same or any other term or condition hereof.

     14.7. The Inventor may freely publish and disseminate the TECHNICAL INFORMATION in any manner he may choose and may furnish LICENSED PRODUCT(S) to interested other parties for non-commercial, research oriented purposes. The Inventor will inform any such other party that LICENSOR has an exclusive Agreement with IgX.

     14.8. This Agreement may be executed in more than one counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile and such facsimile copy shall be conclusive evidence of the consent and ratification of the matters contained herein by the undersigned.

150  ENTIRE AGREEMENT

     15.1. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter of this Agreement, and supersedes all prior discussions between them. Neither of the parties shall be bound by any conditions, definitions, warranties or representations with respect to the subject matter of this Agreement or as duly set forth on or subsequent to the date hereof in writing unless signed by the proper and duly authorized representative of the party to be bound thereby.

                 [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the day and the year first written above.

LICENSOR:                              Arizona Board of Regents, acting for and
                                 on behalf of The University of Arizona


                                       By:/s/ James T. Wheeler
                                          ------------------------------
                                       Name:
                                            ----------------------------
                                       Title: Director
                                              --------------------------


IgX:                                   IgX Corp.,
                                       a Delaware corporation


                                       By:/s/ Albert J. Henry
                                          ------------------------------
                                              Albert J. Henry, Chairman

The undersigned has read and understands the terms and conditions of this Agreement, and by his signature below accepts and will abide by said terms and conditions.

                                       /s/ F. Javier Enriquez, M.D., Ph.D.
                                       ------------------------------------
                                       F. Javier Enriquez, M.D., Ph.D.

                                  EXHIBIT "A"

                                   INVENTION

                                  EXHIBIT "B"

                                 RESEARCH PLAN